Exhibit 99.2

Hecla Secures San Sebastian Mill Through 2020

Exploration budget increasing by $1.1 million for additional drilling

COEUR D’ALENE, Idaho--(BUSINESS WIRE)--August 2, 2017--Hecla Mining Company (NYSE:HL) today announced it has reached an agreement that will allow it to lease the Velardeña mill, located near San Sebastian, for an additional 24 months.

“San Sebastian has been a major component of Hecla’s success over the past year and a half, and we see this continuing into the future,” said Phillips S. Baker, Jr., President and CEO. “We started production with a two-year mine life, expecting exploration success to extend it further. It has, and today we see a combination of reserves, resources and exploration discoveries enabling production through 2020. All of this has been done with a minimal capital investment by using a contract miner and leasing a mill. San Sebastian has allowed Hecla to deliver production growth, cash flow and triple-digit-plus returns.”

The exploration budget at San Sebastian has been increased by $1.1 million for additional drilling and will bring the 2017 exploration budget at the project to $5.3 million. Goals with this funding include identifying another sulphide zone at depth, similar to the previously discovered Hugh Zone, and discovering additional oxide ore. Strong intersections from a recently discovered zone on the East Francine Vein, including 0.72 oz/ton gold and 288 oz/ton silver over 4.6 feet, are summarized in the press release “Hecla Reports Second Quarter Drilling and Exploration Results” issued today.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in seven world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of silver production for 2017 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, annual gold production for 2017 at Casa Berardi, and second quarter 2017 production. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

CONTACT:
Hecla Mining Company
Mike Westerlund, 800-HECLA91 (800-432-5291)
Vice President, Investor Relations
hmc-info@hecla-mining.com
www.hecla-mining.com